Exhibit 99.2
0 Pro forma adjusted EBITDA reconciliation ($ in millions) (1) Other non-cash charges (income) include (a) net unrealized foreign currency transaction losses and gains, arising principally from the revaluation of our euro-denominated third-party debt and intercompany notes receivable, (b) non-cash compensation expense arising from the grant of Pregis Holding I options, (c) a non-cash goodwill impairment charge of $19.1 million recognized in 2008 and trademark impairment charge of $1.3 million and $0.4 million determined pursuant to the Company's 2008 and 2007 annual impairment tests, respectively and (d) other non-cash charges that will not result in future cash settlement, such as losses on fixed asset disposals. (2) As provided by the indentures, Pregis adjusted for gains or losses deemed to be unusual or nonrecurring, including (a) restructuring, severance and related expenses due to various cost reduction restructuring initiatives, (b) adjustments for costs and expenses related to acquisition, disposition or equity offering activities, including a $3.1 million adjustment in 2007 for third party due diligence and legal costs related to a potential acquisition that was ultimately not consummated, and (c) other unusual and nonrecurring charges, principally executive management severance and recruiting expenses in the June 30, 2008 period. (3) The indentures also require the Company to make adjustments for fees, and reasonable out-of-pocket expenses, paid under the management agreement with AEA Investors LP. (4) The indentures also permit adjustments to net income on a pro forma basis for certain cost savings that the Company expects to achieve with respect to acquisitions or dispositions. Therefore, in the twelve months ended December 31, 2007, we adjusted for approximately $3.5 million relating to pre-acquisition earnings and pro forma cost savings for anticipated synergies relating to the June 2007 acquisition of a Romanian protective packaging provider and the December 2007 acquisition of a European honeycomb manufacturer, Besin. There can be no assurance that we will be able to achieve these comparable earnings or estimated savings in the future.

1 Pro forma adjusted EBITDA reconciliation (cont'd) ($ in millions) (1) Other non-cash charges (income) include (a) net unrealized foreign currency transaction losses and gains, arising principally from the revaluation of our euro-denominated third-party debt and intercompany notes receivable, (b) non-cash compensation expense arising from the grant of Pregis Holding I options, (c) a non-cash goodwill impairment charge of $19.1 million recognized in 2008 and trademark impairment charge of $1.3 million determined pursuant to the Company's 2008 annual impairment test and (d) other non-cash charges that will not result in future cash settlement, such as losses on fixed asset disposals. (2) As provided by our indentures, we adjusted for gains or losses deemed to be unusual or nonrecurring, including (a) restructuring, severance and related expenses due to our various cost reduction restructuring initiatives, (b) adjustments for costs and expenses related to acquisition, disposition or equity offering activities, and (c) other unusual and nonrecurring charges, principally executive management severance and recruiting expenses in the June 30, 2008 period. (3) Our indentures also require us to make adjustments for fees, and reasonable out-of-pocket expenses, paid under the management agreement with AEA Investors LP. .

2 Pro forma adjusted EBITDA reconciliation (cont'd) ($ in millions) (1) Other non-cash charges (income) include (a) net unrealized foreign currency transaction losses and gains, arising principally from the revaluation of our euro-denominated third-party debt and intercompany notes receivable, (b) non-cash compensation expense arising from the grant of Pregis Holding I options, (c) a non-cash goodwill impairment charge of $19.1 million recognized in 2008 and trademark impairment charge of $1.3 million and $0.4 million determined pursuant to the Company's 2008 and 2007 annual impairment tests, respectively and (d) other non-cash charges that will not result in future cash settlement, such as losses on fixed asset disposals. (2) As provided by our indentures, we adjusted for gains or losses deemed to be unusual or nonrecurring, including (a) restructuring, severance and related expenses due to our various cost reduction restructuring initiatives, (b) adjustments for costs and expenses related to acquisition, disposition or equity offering activities and (c) other unusual and nonrecurring charges, principally executive management severance and recruiting expenses in the June 30, 2008 period. (3) Our indentures also require us to make adjustments for fees, and reasonable out-of-pocket expenses, paid under the management agreement with AEA Investors LP. (4) Our indentures also permit adjustments to net income on a pro forma basis for certain cost savings that we expect to achieve with respect to acquisitions or dispositions. Therefore, in the twelve months ended June 30, 2008, we adjusted for (a) approximately $1.1 million relating to pre-acquisition earnings and pro forma cost savings for anticipated synergies relating to the June 2007 acquisition of a Romanian protective packaging provider, and (b) approximately $1.0 million for pre-acquisition earnings and pro forma cost savings for anticipated synergies relating to the December 2007 acquisition of a European honeycomb manufacturer. There can be no assurance that we will be able to achieve these comparable earnings or estimated savings in the future.